Skye Bioscience Reverse Stock Split to be Effective on September 8th

SAN DIEGO, CA, September 7, 2023 -- Skye Bioscience, Inc. (OTCQB: SKYE) (“Skye”), a pharmaceutical company developing proprietary medicines that modulate the endocannabinoid system to treat diseases with inflammatory, fibrotic, and metabolic processes, announced today that the previously announced 1-for-250 reverse stock split of its issued and outstanding common stock will become effective on Friday, September 8th. Skye's common stock is expected to begin trading on a split-adjusted basis when the market opens on Friday, September 8th. Skye will continue to trade on the OTCQB® Market under the symbol SKYE, although the letter “D” will be temporarily appended to the ticker symbol for twenty (20) trading days following the reverse split.
As a result of the reverse stock split, each 250 pre-split shares of common stock outstanding will automatically be combined into one issued and outstanding share of common stock. No fractional shares of common stock will be issued as a result of the reverse stock split. Each fractional share will be rounded up to one whole share. The new CUSIP for the common stock following the reverse stock split will be 83086J200.
Following the reverse stock split, the total number of authorized shares of common stock will be 20,000,000 and approximately 12,312,551 shares of common stock will be issued and outstanding. Each stockholder’s percentage ownership interest in Skye and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split. Under Nevada law, because the reverse stock split was approved by the Board of Directors of Skye in accordance with NRS Section 78.207, no stockholder approval is required.
Stockholders holding their shares in book-entry form or in brokerage accounts need not take any action in connection with the reverse stock split.

About Skye Bioscience

Skye is focused on unlocking the pharmaceutical potential of the endocannabinoid system, initially through modulation of the CB1 receptor, to treat diseases with inflammatory, fibrotic, and metabolic processes. Backed by leading biotechnology venture investors, Skye's strategy leverages biologic targets with substantial human proof of mechanism for the development of first- and only-in-class therapeutics with significant clinical and commercial differentiation. SBI-100 Ophthalmic Emulsion is a CB1 agonist that is a potential treatment for glaucoma and is expected to start a Phase 2 clinical trial in Q4 2023. Nimacimab, a negative allosteric modulating antibody, inhibits peripheral CB1 with unprecedented safety and tolerability. A Phase 2 basket study for chronic kidney disease is expected to start in 2024. Skye is evaluating potential development paths for nimacimab related to obesity/weight loss. For more information, please visit: https://www.skyebioscience.com.

CONTACT
Investor Relations
Email: ir@skyebioscience.com
Phone: (858) 410-0266

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding our product development, business strategy, timing of clinical trials and commercialization of cannabinoid-derived therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “expects,“ “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Skye’s most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.